UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2007

FIRST REPUBLIC PREFERRED CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-33461	91-1971389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Pine Street, San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 392-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

KPMG LLP was previously the principal accountants for First Republic Preferred Capital Corporation (the “Registrant”). On September 21, 2007, KPMG LLP was dismissed and Deloitte & Touche LLP was engaged as the Registrant’s principal accountants. The decision to change accountants was recommended by the Registrant’s Audit Committee of the Board of Directors.

On September 21, 2007, the Registrant’s controlling shareholder, First Republic Bank, a Nevada banking corporation (“First Republic”) which owned 100% of the Registrant’s outstanding common shares, merged with and into Merrill Lynch Bank & Trust Co., FSB, a federal stock savings bank (the “Merger Sub”) and a subsidiary of Merrill Lynch & Co., Inc. (“Merrill Lynch”), with the Merger Sub continuing as the surviving corporation (the “Merger”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated January 29, 2007, entered into, by and among First Republic, Merrill Lynch and the Merger Sub. Deloitte & Touche LLP was serving as the independent auditor of Merrill Lynch and the Merger Sub at the time of the Merger.

During the two fiscal years ended December 31, 2006, and the subsequent interim period through September 21, 2007, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedures, which disagreement, if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference in connection with their opinion of the subject matter of the disagreement or (2) reportable events.

The audit reports of KPMG LLP on the financial statements of the Registrant as of and for the years ended December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The Registrant requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements. A copy of such letter is attached as Exhibit 16.1 hereto.

Prior to the appointment of Deloitte & Touche LLP, the Registrant did not consult with Deloitte & Touche LLP during the two fiscal years ended December 31, 2006, and the subsequent interim period through September 21, 2007, regarding any matter requiring disclosure under Item 304(a)(2) of Regulation S-K.

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Item 5.01	Changes in Control of Registrant

On September 21, 2007, Merrill Lynch and First Republic announced the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The Merger is described in more detail in the registration statement/proxy statement on Form S-4 that Merrill Lynch originally filed on May 8, 2007 (File No. 333-142690), as amended, including in a final prospectus/proxy statement filed by Merrill Lynch with the Securities and Exchange Commission on June 22, 2007, as amended thereafter.

Upon completion of the Merger, Merrill Lynch acquired all of First Republic’s outstanding shares of common stock in exchange for cash or stock valued at $55.00 per share, for a total consideration of approximately $1.8 billion.

As a result of the Merger, the Merger Sub became the controlling shareholder and owner of 100% of the Registrant’s outstanding common shares. At the present time, the Registrant does not expect that there will be any changes in the Registrant’s Board of Directors, material agreements or outstanding issues of preferred stock as a result of the Merger.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

16.1	Letter from KPMG LLP, dated September 27, 2007.

99.1	Press release of First Republic Bank and Merrill Lynch & Co., Inc., dated September 21, 2007, announcing the completion of the Merger.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REPUBLIC PREFERRED CAPITAL CORPORATION
(Registrant)

Date: September 27, 2007	By:	/s/ Willis H. Newton, Jr.
Willis H. Newton, Jr.
Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

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EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from KPMG LLP, dated September 27, 2007.

99.1	Press release of First Republic Bank and Merrill Lynch & Co., Inc., dated September 21, 2007, announcing the completion of the Merger.